EXHIBIT 16.1


[letterhead of Reznick Fedder & Silverman]

April 21, 2004


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated April 20, 2004 of Hersha Hospitality Trust to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in paragraphs 1, 2 and 4.

Very truly yours,


/s/  Reznick Fedder & Silverman, CPAs

cc:  Mr. Ashish R. Parikh, Chief Financial Officer, Hersha Hospitality Trust


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